Exhibit 99.1

Elicio Therapeutics Announces Pricing of $15 Million Registered Direct Offering

BOSTON, July 01, 2026 — Elicio Therapeutics, Inc. (Nasdaq: ELTX) (“Elicio” or the “Company”), a clinical-stage biotechnology company developing next-generation immunotherapies for KRAS-driven cancers, today announced that it has entered into a definitive securities purchase agreement led by two new fundamental institutional investors with participation from a large existing shareholder for the purchase of an aggregate of 4,380,313 shares of its common stock pursuant to a registered direct offering (the “Offering”). The Offering is expected to result in gross proceeds of approximately $15 million, before deducting placement agents’ fees and other Offering expenses. The closing of the Offering is expected to occur on or about July 6, 2026, subject to the satisfaction of customary closing conditions. Elicio intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and marketable securities, to primarily fund the planned Phase 1 clinical development of ELI-002 7P in metastatic PDAC and Elicio’s pipeline and platform, as well as for working capital and general corporate purposes.

Titan Partners, a division of American Capital Partners, is acting as lead placement agent for the Offering. B. Riley Securities, Inc. is acting as co-placement agent for the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-293861) initially filed with the Securities and Exchange Commission ("SEC") on February 27, 2026, as amended on March 12, 2026, and declared effective by the SEC on March 16, 2026 (the "Registration Statement"). The shares of common stock are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to, and describing the terms of, the Offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus may also be obtained, when available, by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com, or  B. Riley Securities, Inc. at 1655 Fort Myer Drive, Suite 1200, Arlington, Virginia 22209, Attention: Syndicate Prospectus Department, by telephone at 703-312-9580 or by email at prospectuses@brileysecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ELI-002

Elicio’s lead product candidate, ELI-002, is a structurally novel investigational AMP cancer immunotherapy that targets cancers that are driven by mutations in the KRAS-gene—a prevalent driver of many human cancers. ELI-002 is comprised of two powerful components that are built with Elicio’s proprietary AMP technology consisting of AMP-modified mutant KRAS peptide antigens and ELI-004, an AMP-modified CpG oligodeoxynucleotide adjuvant that is available as an off-the-shelf subcutaneous administration.

ELI-002 7P (7-peptide formulation) was evaluated in the randomized Phase 2 AMPLIFY-7P trial in patients with mKRAS-driven pancreatic cancer (NCT05726864). The Phase 2 AMPLIFY-7P trial included patients with mKRAS-positive pancreatic cancer who completed standard therapy but remain at high risk of relapse. Based on topline results and post-hoc analyses, Elicio has refined its Phase 3 development strategy to focus on patients with lower residual disease burden and extended treatment duration. Elicio intends to initiate a Phase 1 study in metastatic PDAC designed to provide a rapid assessment of clinical activity through a focused, confirmatory study, subject to funding. Elicio plans to use the study findings to further evaluate checkpoint inhibitor combinations and help inform future development strategies in metastatic PDAC and the adjuvant PDAC Phase 3 trial. At the time of the Phase 2 AMPLIFY-7P analysis, data for overall survival remained immature. The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations present in 25% of all solid tumors, thereby increasing the potential patient population for ELI-002.

About Elicio Therapeutics

Elicio Therapeutics, Inc. (Nasdaq: ELTX) is a clinical-stage biotechnology company advancing novel immunotherapies for the treatment of high-prevalence cancers, including mKRAS-positive pancreatic and colorectal cancers. Elicio intends to build on recent clinical findings in the personalized cancer immunotherapy space to develop effective, off-the-shelf immunotherapies. Elicio’s AMP technology aims to enhance the education, activation and amplification of cancer-specific T cells relative to conventional immunotherapy strategies, with the goal of promoting durable cancer immunosurveillance in patients. Elicio’s ELI-002 7P lead program is an off-the-shelf immunotherapy candidate targeting the most common KRAS mutations, which drive approximately 25% of all solid tumors. Off-the-shelf immunotherapy approaches have the potential benefits of low cost, rapid commercial scale manufacturing, and rapid availability of drug to patients, especially in neo-adjuvant settings and for prophylaxis in high-risk patients, contrary to personalized immunotherapy approaches. ELI-002 7P was evaluated in the randomized Phase 2 AMPLIFY-7P trial in patients with mKRAS-positive pancreatic cancer who completed standard therapy, but remain at high risk of relapse. Based on topline results and post-hoc analyses, Elicio has refined its Phase 3 development strategy to focus on patients with lower residual disease burden and extended treatment duration. Elicio intends to initiate a Phase 1 study in metastatic PDAC designed to provide a rapid assessment of clinical activity through a focused, confirmatory study, subject to funding. Elicio plans to use the study findings to further evaluate checkpoint inhibitor combinations and help inform future development strategies in metastatic PDAC and the adjuvant PDAC Phase 3 trial. ELI-002 also has been studied in patients with mKRAS-positive colorectal cancer in Phase 1 studies. In the future, Elicio plans to expand ELI-002 7P to other indications, including mKRAS positive lung cancer and other mKRAS positive cancers. Elicio’s pipeline includes additional off-the-shelf therapeutic cancer immunotherapy candidates, including ELI-007 and ELI-008, that target BRAF-driven cancers and p53 hotspot mutations, respectively.

Cautionary Note on Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding Elicio’s intended use of proceeds from the Offering, the timing of the completion of the Offering, and the satisfaction of customary closing conditions for the Offering. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Elicio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Elicio uses words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on Elicio’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s plans to develop and commercialize its product candidates, including ELI-002 7P; the timing of initiation of Elicio’s planned clinical trials; the timing of the availability of data from Elicio’s clinical trials; the timing of any planned investigational new drug application or new drug application; Elicio’s plans to research, develop and commercialize its current and future product candidates; and Elicio’s estimates regarding future revenue, expenses, capital requirements and need for additional financing.

New factors emerge from time to time, and it is not possible for Elicio to predict all such factors, nor can Elicio assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed under the heading “Risk Factors” in Elicio’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, as amended on April 29, 2026, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026, and any subsequent reports and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Elicio as of the date of this release. Elicio does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law.

Investor Relations Contact

Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com

Media Contact

Michael Fitzhugh
LifeSci Communications
(415) 269-7757
mfitzhugh@lifescicomms.com